UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 23, 2008 (January 17, 2008)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ROCK OF AGES CORPORATION
FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Stock Purchase Agreement

On January 17, 2008, Rock of Ages Corporation (the "Registrant") executed a Stock Purchase Agreement (the "Stock Purchase Agreement"), and completed the sale of its retail division through the sale of all of the issued and outstanding shares of stock (the "Shares") of Rock of Ages Memorials, Inc., the Registrant's wholly owned subsidiary ("ROAM"), to PKDM Holdings, Inc., (the "Purchaser"), a company owned by Richard M. Urbach and James Barnes, the former President and Chief Operating Officer and former chief financial manager, respectively, of the Registrant's retail operations.  In connection with the transaction, Messrs. Urbach and Barnes resigned their positions with the Registrant.

Pursuant to the Stock Purchase Agreement, the Registrant received approximately $7.6 million in net cash proceeds, after closing adjustments.  In addition, the Purchaser will be responsible for purchasing $2.1 million in inventory retained by the Registrant as it is sold, plus any inventory remaining after the tenth anniversary of the transaction.  As part of the transaction, approximately $6.7 million of current retail liabilities, primarily customer deposit obligations, accounts payable and accrued expenses, as well as obligations under ROAM's pending retail contracts for memorials, will be retained by ROAM.  The foregoing description is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Supply Agreement

In connection with the sale of the Shares, the Registrant and the Purchaser concurrently entered into an Authorized Retailer Supply and License Agreement (the "Supply Agreement"), whereby the Purchaser is licensed as an authorized Rock of Ages retailer in the retail territories formerly serviced by the Registrant's owned retail stores.  The Supply Agreement provides, in relevant part, that the Purchaser will purchase from the Registrant all of the Purchaser's requirements for branded memorials, and for most private mausoleums that the Purchaser sells at retail.  The Supply Agreement further provides that the Purchaser will purchase a minimum of $3.5 million of product, excluding private mausoleums, from the Registrant during each year of the initial term or renewal term, as the case may be.  The Supply Agreement also grants the Purchaser retail exclusivity, other than with respect to mausoleums, in certain areas formerly serviced by the Registrant's owned retail stores.  The Supply Agreement has an initial term of five years and an additional five-year term that will apply automatically unless, at least six months prior to the end of the initial term, either party provides notice of intent not to renew the Supply Agreement.

Consent of Lenders and Amendment of Credit Facility

In connection with the completion of the above described transaction, the Registrant concurrently entered into a letter agreement (the "Letter Agreement") with its lenders, The CIT Group / Business Credit, Inc. and Chittenden Bank (the "Lenders").  In the Letter Agreement the Lenders gave their consent to the Registrant 's entry into the Stock Purchase Agreement and the Supply Agreement and to the performance by the Registrant of the transactions contemplated thereunder.  Under the terms of the Letter Agreement, the consent became effective upon the Registrant's payment of the net proceeds it received under the Stock Purchase Agreement towards the principal balance of the Registrant's existing credit facility with the Lenders.  Pursuant to the Letter Agreement, the Lenders also released Rock of Ages Memorials, Inc. and its subsidiaries from all obligations, liens and security interests granted pursuant to the Registrant's existing credit facility.

Termination Agreement - Richard M. Urbach

In connection with the completion of the above described transaction, the Registrant entered into a termination agreement with Mr. Urbach (the "Termination Agreement"), pursuant to which Mr. Urbach's employment agreement with the Registrant dated September 15, 2004, as amended (the "Urbach Employment Agreement"), was terminated and Mr. Urbach waived any and all rights to severance or change in control payments provided for therein.  The Termination Agreement also provides for a $25,000 discretionary cash bonus which was approved by the Compensation Committee of the Registrant's Board of Directors and paid to Mr. Urbach at the closing of the retail sale transaction.  See Item 5.02 below for further information with respect to this discretionary cash bonus.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the resignation of Mr. Urbach, the Urbach Employment Agreement was terminated pursuant to the Termination Agreement described in Item 1.01 above.  Pursuant to the terms of the Urbach Employment Agreement, Mr. Urbach was entitled to receive an annual base salary of $160,000 and was eligible for an annual incentive bonus based on the achievement of certain EBITDA targets.  Mr. Urbach was also entitled to receive health care coverage under the Company's medical and dental plans.  The information set forth in Item 1.01 above under the caption "Termination Agreement-Richard M. Urbach" is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above under the captions "Stock Purchase Agreement" and "Supply Agreement" is incorporated by reference herein.

The consideration for the purchase of the Shares was arrived at through the solicitation of bids from interested parties and arms-length negotiations between Messrs. Urbach and Barnes and the Registrant.

Item 2.02	Results of Operations and Financial Condition.

On January 18, 2008, the Registrant issued a press release announcing the sale of its retail division.  The third and ninth paragraphs of the press release include certain operating results for the fourth quarter and year ended December 31, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.06	Material Impairments.

The information set forth in Items 1.01 and 2.01 above is incorporated by reference herein.  In connection with and at the time of the sale of the retail division, the Registrant determined that an impairment charge would be required as a result of the sale.  The Registrant will classify its retail operations as a discontinued operation as of December 31, 2007, and will record a write-down in the carrying value of the retail division of approximately $6 million as of that date.  The Registrant does not expect any future cash expenditures related to this estimated impairment charge.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the last paragraph of Item 1.01 and in Item 2.01 above is incorporated by reference herein.  On January 17, 2008, Mr. Urbach resigned as President and Chief Operating Officer / Retail Division pursuant to the Termination Agreement described in Item 1.01 above.  Given the timing of Mr. Urbach's resignation and his efforts and the retail division's performance in 2007, the Compensation Committee of the Registrant's Board of Directors approved a discretionary cash bonus for Mr. Urbach of $25,000 which was paid at the closing of the retail sale transaction.

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements are attached hereto as Exhibit 99.2 and are incorporated herein by reference:
	(1)	Unaudited pro forma condensed consolidated balance sheet as of September 29, 2007.
	(2)	Unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2007 and for the years ended December, 31, 2006, 2005 and 2004.
	(3)	Notes to unaudited pro forma condensed consolidated financial statements.

(d)	Exhibits

	Exhibit Number	Description

	2.1	Stock Purchase Agreement dated as of January 17, 2008 by and between PKDM Holdings, Inc. and Rock of Ages Corporation.
	99.1	Press Release dated January 18, 2008 announcing the sale of Rock of Ages Memorials, Inc.
	99.2	Unaudited pro forma condensed consolidated financial statements.
(1) Unaudited pro forma condensed consolidated balance sheet as of September 29, 2007.
(2) Unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2007 and for the years ended December, 31, 2006, 2005 and 2004.
(3) Notes to unaudited pro forma condensed consolidated financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: January 23, 2008	By: /s/ Laura Plude Laura Plude, Vice President/CFO

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Exhibit Index

Number	Description

2.1	Stock Purchase Agreement dated as of January 17, 2008 by and between PKDM Holdings, Inc. and Rock of Ages Corporation.
99.1	Press Release dated January 18, 2008 announcing the sale of Rock of Ages Memorials, Inc.
99.2	Unaudited pro forma condensed consolidated financial statements.
(1) Unaudited pro forma condensed consolidated balance sheet as of September 29, 2007.
(2) Unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2007 and for the years ended December, 31, 2006, 2005 and 2004.
(3) Notes to unaudited pro forma condensed consolidated financial statements.

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